EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS RECORD REVENUE, PRE-TAX INCOME AND EARNINGS FOR THE
SECOND QUARTER OF 2018

-- Results included double-digit growth in pre-tax income, earnings, loans, deposits and AUM --

PITTSBURGH, July 18, 2018 - TriState Capital Holdings, Inc. (NASDAQ: TSC) reported record pre-tax income and earnings resulting from increasing revenues and operating leverage in the three months ended June 30, 2018, as loans, deposits and assets under management (AUM) grew at double-digit rates in the second quarter.

The parent company of TriState Capital Bank and Chartwell Investment Partners grew second quarter 2018 diluted earnings per share (EPS) to $0.48, including a net benefit of $0.08 primarily from a tax credit investment. EPS grew by 65.5% from $0.29 in the second quarter of 2017 and by 33.3% from $0.36 in the first quarter of 2018. Pre-tax income grew to a record $15.6 million, increasing 36.0% from the prior year period and 16.9% from the linked quarter.

“The company’s second quarter results, including record pre-tax income, are the product of effective and timely execution of our growth strategy across our commercial banking, private banking, and investment management businesses,” Chairman and Chief Executive Officer James F. Getz said. “Importantly, all three of these business lines produced healthy organic growth, as TriState Capital Bank continued to expand loan and deposit balances at rates in excess of 20% and Chartwell delivered significant growth in assets under management. We fully expect our momentum to continue through the end of 2018 and beyond, as we believe TriState Capital has the strategy, distribution, products, talent and capital necessary to maintain a high level of performance for our clients and investors over the long term. We are doing well by helping our clients do well.”

Net income available to common stockholders was $13.8 million in the second quarter of 2018, increasing by 64.2% from $8.4 million in the prior year period and 33.0% from $10.4 million in the first quarter of 2018.

SECOND QUARTER 2018 HIGHLIGHTS

•	Total assets surpassed the $5 billion milestone, growing to $5.23 billion at period end, up 21.5% from one year prior and 6.7% during the quarter

•	Average loans grew to a record $4.38 billion, up 21.0% from the same period last year and 5.1% from the linked quarter

•	Average deposits grew to a record $4.10 billion, up 22.7% from the same period last year and 3.7% from the linked quarter

•	Chartwell AUM at period end of $9.55 billion grew by 19.4% compared to one year prior, or 6.0% organically, excluding AUM acquired in April 2018

REVENUE GROWTH
TriState Capital’s record total revenue of $41.3 million in the second quarter 2018 grew 23.2% from $33.5 million in the same period last year and 10.6% from $37.3 million in the first quarter of 2018.

Net interest income (NII) for the second quarter 2018 grew $6.8 million, or 30.7%, year-over-year to a record $28.8 million. Compared to the linked quarter, NII increased by $2.5 million, or 9.6%, from $26.3 million. Net interest margin grew to 2.38% in the second quarter of 2018, increasing by 15 basis points from the prior year quarter and 3 basis points from the linked quarter, resulting from loan yield expansion and lower-cost deposits gathered through TriState Capital’s liquidity and treasury management products and services.

Non-interest income totaled $12.5 million in the second quarter 2018, compared to $11.7 million in the second quarter of 2017 and $11.1 million in the linked quarter. TriState Capital’s non-interest income is largely made up of Chartwell investment

EXHIBIT 99

management fees, which grew to $9.7 million in the second quarter of 2018, increasing 6.1% from $9.1 million in the second quarter of 2017 and 8.7% from $8.9 million in the first quarter of 2018. Other non-interest income was $2.8 million in the second quarter of 2018, compared to $2.3 million in the year-ago quarter and $2.2 million in the linked quarter, primarily reflecting borrower-facing interest rate swap activity.

OPERATING LEVERAGE
TriState Capital Bank’s efficiency ratio for the first half of 2018 improved to 52.38%, down 409 basis points from 56.47% in the comparable year-ago period, as investments made in talent and building scale continue to increasingly drive revenue growth while building incremental operating leverage.

Second quarter 2018 non-interest expense of $25.3 million included non-recurring expenses of approximately $0.01 per share incurred in connection with the previously disclosed May 2018 secondary public offering of TriState Capital common stock. Non-interest expense totaled $21.8 million in the year-ago period and $23.9 million in the first quarter of 2018.

The company regularly evaluates opportunities to prudently manage income tax expense, including through high-quality tax credit investments that meet TriState Capital Bank’s underwriting criteria. Accordingly, TriState Capital’s effective tax rate was 6.2% in the second quarter of 2018, reflecting a tax credit investment that will reduce the company’s full-year 2018 tax liability. The company’s effective rate is currently expected to be approximately 14% for full-year 2018.

Net income available to common stockholders and EPS in the second quarter of 2018 reflect $762,000 payable for the company’s first quarterly cash dividend on its Series A Non-Cumulative Perpetual Preferred Stock, declared in April.

BALANCE SHEET GROWTH
TriState Capital continued the strong organic growth of both sides of its balance sheet, expanding the number and depth of its relationships with middle-market commercial customers, as well as the high-net-worth clients the bank serves through registered investment advisors and other financial intermediaries in its national referral network.

Average loans totaled a record $4.38 billion in the second quarter of 2018, growing 21.0% from $3.62 billion in the same period last year and 5.1% from $4.17 billion in the linked quarter.

Loans at June 30, 2018 totaled $4.55 billion, growing by $781.6 million, or 20.7%, from balances at June 30, 2017 and $250.2 million, or 5.8%, from March 31, 2018. Private banking loans totaled $2.49 billion at June 30, 2018, increasing by $520.0 million, or 26.4%, from one year prior and $146.1 million, or 6.2%, from the end of the linked quarter. Commercial loans totaled $2.06 billion at June 30, 2018, increasing by $261.6 million, or 14.5%, from the end of the year-ago quarter and $104.0 million, or 5.3%, from the end of the linked quarter.

Deposits at June 30, 2018 totaled $4.44 billion, growing by $911.3 million, or 25.8%, from June 30, 2017 and $342.2 million, or 8.3%, from March 31, 2018.

ASSET SENSITIVITY
TriState Capital continues to manage an asset-sensitive balance sheet. At June 30, 2018, 92% of the company’s loan portfolio was floating rate and 24% of deposits were fixed-rate certificates of deposit. This positioning provides significant flexibility to manage interest rate risk in changing markets.

The bank’s yield on total loans averaged 4.09% during the second quarter of 2018, compared to 3.35% in the same period last year and 3.80% in the linked quarter.

TriState Capital’s total cost of funds for all deposits and interest-bearing liabilities averaged 1.67% during the second quarter of 2018, compared to 1.08% in the same period last year and 1.43% in the linked quarter. The bank’s cost of total deposits averaged 1.63% during the second quarter of 2018, compared to 1.02% in the same period last year and 1.38% in the linked quarter.

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INVESTMENT MANAGEMENT
For the quarter ended June 30, 2018, Chartwell grew total AUM to $9.55 billion, increasing 19.4% from $8.00 billion at June 30, 2017 and 14.5% from $8.34 billion at March 31, 2018.

Excluding $1.07 billion in client AUM acquired from Columbia Partners, L.L.C. on April 6, 2018, Chartwell’s new business and new flows from existing accounts of $372 million and market appreciation of $228 million more than offset outflows of $457 million in the second quarter of 2018.

Chartwell’s weighted average fee rate was 0.41% at June 30, 2018. Investment management fee revenue grew to $9.7 million in the second quarter of 2018, increasing 6.1% from $9.1 million in the second quarter of 2017 and 8.7% from $8.9 million in the first quarter of 2018. Approximately $516,000 of Chartwell’s second quarter revenue is attributed to client AUM acquired in April 2018.

ASSET QUALITY
TriState Capital maintained strong asset quality metrics in the second quarter of 2018, reflecting the company’s disciplined credit culture and the expansion of its private banking non-purpose margin loans secured by marketable securities. Private banking loans comprised 54.6% of the total loan portfolio at June 30, 2018, while commercial real estate loans and commercial and industrial loans comprised 29.1% and 16.3% of total loans, respectively.

Non-performing assets (NPAs) declined to $6.0 million, or 0.11% of total assets, at June 30, 2018, compared to $11.7 million, or 0.27%, at June 30, 2017 and $6.1 million, or 0.12%, at March 31, 2018.

Non-performing loans (NPLs) declined to $2.4 million, or 0.05% of total loans, at June 30, 2018, compared to $7.8 million, or 0.21%, at June 30, 2017 and $2.5 million, or 0.06%, March 31, 2018.

Adverse-rated credits were $30.0 million, or 0.66% of total loans, at June 30, 2018, compared to $33.8 million, or 0.90%, at June 30, 2017 and $29.0 million, or 0.67%, at March 31, 2018.

The company recorded net recoveries of $88,000 in the second quarter of 2018, compared to net charge-offs of $733,000, or 0.08% of average total loans, in the year-ago quarter and net recoveries of $206,000 in the linked quarter.

TriState Capital’s provision for loan loss expense was $415,000 in the second quarter of 2018, compared to $516,000 in the second quarter of 2017 and $195,000 for the first quarter of 2018.

The company’s allowance for loan losses (ALL) represented 0.34% of total loans at June 30, 2018, compared to 0.42% at June 30, 2017 and 0.34% at March 31, 2018, reflecting its declining NPLs as well as the lower levels of provision required by the low risk profile of the bank’s growing proportion of private banking loans in its portfolio.

CAPITAL STRENGTH AND FLEXIBILITY
As of June 30, 2018, TriState Capital Holdings reported regulatory capital ratios of 12.66% for total risk-based capital, 12.06% for tier 1 risk-based capital, 10.94% for common equity tier 1 risk-based capital, and 7.68% for tier 1 leverage.

In January 2018, TriState Capital’s Board of Directors approved share repurchases of up to $5 million, which may be made at the discretion of management from time to time and of which $2.5 million remains available. During the six months ended June 30, 2018, the company repurchased a total of 97,031 shares for approximately $2.5 million at an average cost of $25.37 per share.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

EXHIBIT 99

The live conference call on July 19 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10121950 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital earnings call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada, or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference through July 26. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada, or 412-317-0088 from other international locations, and entering the conference number 10121950.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $5.1 billion in assets, as of June 30, 2018, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $9.6 billion in assets under management, as of June 30, 2018, and serves as the advisor to The Berwyn Funds and Chartwell Mutual Funds. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Specifically, TriState Capital reviews and reports tangible common equity, tangible book value per common share, EBITDA, total revenue and efficiency ratio. Although TriState Capital believes non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

###

MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
Casteel Schoenborn
Jeff Schoenborn and Kate Croft
888-609-8351
TSC@csirfirm.com

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Period-end balance sheet data:
Cash and cash equivalents	$164,367	$145,033	$119,715	$164,367	$119,715
Total investment securities	288,674	245,350	221,409	288,674	221,409
Loans held-for-investment	4,552,928	4,302,766	3,771,312	4,552,928	3,771,312
Allowance for loan losses	(15,321)	(14,818)	(15,968)	(15,321)	(15,968)
Loans held-for-investment, net	4,537,607	4,287,948	3,755,344	4,537,607	3,755,344
Goodwill and other intangibles, net	68,867	64,897	66,283	68,867	66,283
Other assets	174,421	163,525	145,084	174,421	145,084
Total assets	$5,233,936	$4,906,753	$4,307,835	$5,233,936	$4,307,835

Deposits	$4,441,202	$4,098,955	$3,529,868	$4,441,202	$3,529,868
Borrowings, net	264,814	304,764	363,612	264,814	363,612
Other liabilities	74,026	62,805	46,716	74,026	46,716
Total liabilities	4,780,042	4,466,524	3,940,196	4,780,042	3,940,196

Preferred stock	38,432	38,440	—	38,432	—
Common shareholders' equity	415,462	401,789	367,639	415,462	367,639
Total shareholders' equity	453,894	440,229	367,639	453,894	367,639

Total liabilities and shareholders' equity	$5,233,936	$4,906,753	$4,307,835	$5,233,936	$4,307,835

Income statement data:
Interest income	$47,784	$41,416	$32,115	$89,200	$60,852
Interest expense	18,993	15,154	10,082	34,147	17,903
Net interest income	28,791	26,262	22,033	55,053	42,949
Provision for loan losses	415	195	516	610	759
Net interest income after provision for loan losses	28,376	26,067	21,517	54,443	42,190
Non-interest income:
Investment management fees	9,686	8,908	9,130	18,594	18,470
Net gain (loss) on the sale and call of investment securities	1	5	241	6	239
Other non-interest income	2,815	2,176	2,341	4,991	4,412
Total non-interest income	12,502	11,089	11,712	23,591	23,121
Non-interest expense:
Intangible amortization expense	502	461	462	963	925
Other non-interest expense	24,816	23,389	21,322	48,205	42,017
Total non-interest expense	25,318	23,850	21,784	49,168	42,942
Income before tax	15,560	13,306	11,445	28,866	22,369
Income tax expense	968	2,905	3,024	3,873	6,456
Net income	$14,592	$10,401	$8,421	$24,993	$15,913
Preferred stock dividends on Series A	762	—	—	762	—
Net income available to common shareholders	$13,830	$10,401	$8,421	$24,231	$15,913

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2018	2018	2017	2018	2017
Per share and share data:
Earnings per common share:
Basic	$0.50	$0.38	$0.31	$0.88	$0.58
Diluted	$0.48	$0.36	$0.29	$0.84	$0.55
Book value per common share	$14.35	$13.87	$12.83	$14.35	$12.83
Tangible book value per common share (1)	$11.97	$11.63	$10.51	$11.97	$10.51
Common shares outstanding, at end of period	28,947,883	28,976,214	28,665,726	28,947,883	28,665,726
Weighted average common shares outstanding:
Basic	27,628,120	27,594,691	27,601,702	27,611,498	27,614,423
Diluted	28,848,969	28,711,106	28,785,625	28,786,188	28,752,917

Performance ratios:
Return on average assets (2)	1.09%	0.89%	0.81%	0.99%	0.79%
Return on average common equity (2)	13.57%	10.65%	9.27%	12.14%	8.90%
Net interest margin (2) (3)	2.38%	2.35%	2.23%	2.36%	2.23%
Total revenue (1)	$41,292	$37,346	$33,504	$78,638	$65,831
Bank efficiency ratio (1)	50.49%	54.48%	55.03%	52.38%	56.47%
Non-interest expense to average assets (2)	2.00%	2.03%	2.10%	2.02%	2.12%

Asset quality:
Non-performing loans	$2,437	$2,477	$7,830	$2,437	$7,830
Non-performing assets	$6,013	$6,053	$11,701	$6,013	$11,701
Other real estate owned	$3,576	$3,576	$3,871	$3,576	$3,871
Non-performing assets to total assets	0.11%	0.12%	0.27%	0.11%	0.27%
Non-performing loans to total loans	0.05%	0.06%	0.21%	0.05%	0.21%
Allowance for loan losses to loans	0.34%	0.34%	0.42%	0.34%	0.42%
Allowance for loan losses to non-performing loans	628.68%	598.22%	203.93%	628.68%	203.93%
Net charge-offs (recoveries)	$(88)	$(206)	$733	$(294)	$3,553
Net charge-offs (recoveries) to average total loans (2)	(0.01)%	(0.02)%	0.08%	(0.01)%	0.20%

Capital ratios:
Tier 1 leverage ratio	7.68%	7.96%	7.45%	7.68%	7.45%
Common equity tier 1 risk-based capital ratio	10.94%	11.09%	11.21%	10.94%	11.21%
Tier 1 risk-based capital ratio	12.06%	12.25%	11.21%	12.06%	11.21%
Total risk-based capital ratio	12.66%	12.84%	12.14%	12.66%	12.14%

Investment Management Segment:
Assets under management	$9,554,000	$8,344,000	$8,003,000	$9,554,000	$8,003,000
EBITDA (1)	$1,627	$1,515	$1,692	$3,143	$4,167

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$186,009	$842	1.82%	$150,121	$579	1.56%	$118,916	$323	1.09%
Federal funds sold	6,650	28	1.69%	7,042	26	1.50%	6,225	15	0.97%
Debt securities available-for-sale	181,718	1,356	2.99%	142,323	958	2.73%	143,967	740	2.06%
Debt securities held-to-maturity	72,166	678	3.77%	58,953	595	4.09%	61,359	639	4.18%
Equity securities	8,620	64	2.98%	8,627	66	3.10%	8,504	68	3.21%
FHLB stock	19,061	230	4.84%	14,195	194	5.54%	16,449	148	3.61%
Total loans	4,378,514	44,614	4.09%	4,165,180	39,027	3.80%	3,619,251	30,242	3.35%
Total interest-earning assets	4,852,738	47,812	3.95%	4,546,441	41,445	3.70%	3,974,671	32,175	3.25%
Other assets	213,320			208,679			188,588
Total assets	$5,066,058			$4,755,120			$4,163,259

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$604,324	$2,576	1.71%	$464,247	$1,621	1.42%	$304,973	$759	1.00%
Money market deposit accounts	2,319,320	9,722	1.68%	2,281,606	8,113	1.44%	1,914,429	5,150	1.08%
Certificates of deposit	928,210	4,398	1.90%	977,689	3,667	1.52%	924,110	2,587	1.12%
Borrowings:
FHLB borrowings	418,187	1,743	1.67%	310,000	1,147	1.50%	379,890	1,016	1.07%
Line of credit borrowings	—	—	—%	5,373	52	3.92%	1,527	16	4.20%
Subordinated notes payable, net	34,781	554	6.39%	34,731	554	6.47%	34,579	554	6.43%
Total interest-bearing liabilities	4,304,822	18,993	1.77%	4,073,646	15,154	1.51%	3,559,508	10,082	1.14%
Noninterest-bearing deposits	245,412			228,257			194,957
Other liabilities	68,491			56,655			44,404
Shareholders' equity	447,333			396,562			364,390
Total liabilities and shareholders' equity	$5,066,058			$4,755,120			$4,163,259

Net interest income (1)		$28,819			$26,291			$22,093
Net interest spread			2.18%			2.19%			2.11%
Net interest margin (1)			2.38%			2.35%			2.23%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Six Months Ended June 30,
	2018			2017
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$168,164	$1,421	1.70%	$116,824	$561	0.97%
Federal funds sold	6,845	54	1.59%	6,325	25	0.80%
Debt securities available-for-sale	162,129	2,314	2.88%	151,778	1,518	2.02%
Debt securities held-to-maturity	65,596	1,273	3.91%	57,994	1,214	4.22%
Equity securities	8,624	130	3.04%	8,456	144	3.43%
FHLB stock	16,641	424	5.14%	14,424	250	3.50%
Total loans	4,272,437	83,641	3.95%	3,534,514	57,261	3.27%
Total interest-earning assets	4,700,436	89,257	3.83%	3,890,315	60,973	3.16%
Other assets	211,012			186,982
Total assets	$4,911,448			$4,077,297

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$534,673	$4,198	1.58%	$261,579	$1,121	0.86%
Money market deposit accounts	2,300,567	17,834	1.56%	1,915,426	9,248	0.97%
Certificates of deposit	952,813	8,065	1.71%	929,482	4,840	1.05%
Borrowings:
FHLB borrowings	364,392	2,890	1.60%	325,359	1,570	0.97%
Line of credit borrowings	2,672	52	3.92%	768	16	4.20%
Subordinated notes payable, net	34,756	1,108	6.43%	34,553	1,108	6.47%
Total interest-bearing liabilities	4,189,873	34,147	1.64%	3,467,167	17,903	1.04%
Noninterest-bearing deposits	236,882			206,416
Other liabilities	62,605			43,188
Shareholders' equity	422,088			360,526
Total liabilities and shareholders' equity	$4,911,448			$4,077,297

Net interest income (1)		$55,110			$43,070
Net interest spread			2.19%			2.12%
Net interest margin (1)			2.36%			2.23%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	June 30, 2018		March 31, 2018		June 30, 2017
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Private banking loans	$2,488,162	54.6%	$2,342,024	54.4%	$1,968,139	52.2%
Middle-market banking loans:
Commercial and industrial	741,901	16.3%	683,417	15.9%	639,808	17.0%
Commercial real estate	1,322,865	29.1%	1,277,325	29.7%	1,163,365	30.8%
Total middle-market banking loans	2,064,766	45.4%	1,960,742	45.6%	1,803,173	47.8%
Loans held-for-investment	$4,552,928	100.0%	$4,302,766	100.0%	$3,771,312	100.0%

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended June 30, 2018				Three Months Ended June 30, 2017
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$47,720	$—	$64	$47,784	$32,047	$—	$68	$32,115
Interest expense	18,440	—	553	18,993	9,515	—	567	10,082
Net interest income (loss)	29,280	—	(489)	28,791	22,532	—	(499)	22,033
Provision for loan losses	415	—	—	415	516	—	—	516
Net interest income (loss) after provision for loan losses	28,865	—	(489)	28,376	22,016	—	(499)	21,517
Non-interest income:
Investment management fees	—	9,743	(57)	9,686	—	9,182	(52)	9,130
Net gain on the sale and call of debt securities	1	—	—	1	241	—	—	241
Other non-interest income	2,849	1	(35)	2,815	2,341	—	—	2,341
Total non-interest income	2,850	9,744	(92)	12,502	2,582	9,182	(52)	11,712
Non-interest expense:
Intangible amortization expense	—	502	—	502	—	462	—	462
Other non-interest expense	16,223	8,242	351	24,816	13,688	7,612	22	21,322
Total non-interest expense	16,223	8,744	351	25,318	13,688	8,074	22	21,784
Income (loss) before tax	15,492	1,000	(932)	15,560	10,910	1,108	(573)	11,445
Income tax expense (benefit)	955	277	(264)	968	2,819	425	(220)	3,024
Net income (loss)	$14,537	$723	$(668)	$14,592	$8,091	$683	$(353)	$8,421

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Six Months Ended June 30, 2018				Six Months Ended June 30, 2017
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:	(unaudited)				(unaudited)
Interest income	$89,071	$—	$129	$89,200	$60,708	$—	$144	$60,852
Interest expense	32,990	—	1,157	34,147	16,785	—	1,118	17,903
Net interest income (loss)	56,081	—	(1,028)	55,053	43,923	—	(974)	42,949
Provision for loan losses	610	—	—	610	759	—	—	759
Net interest income (loss) after provision for loan losses	55,471	—	(1,028)	54,443	43,164	—	(974)	42,190
Non-interest income:
Investment management fees	—	18,707	(113)	18,594	—	18,578	(108)	18,470
Net gain on the sale and call of debt securities	6	—	—	6	239	—	—	239
Other non-interest income	5,026	1	(36)	4,991	4,411	1	—	4,412
Total non-interest income	5,032	18,708	(149)	23,591	4,650	18,579	(108)	23,121
Non-interest expense:
Intangible amortization expense	—	963	—	963	—	925	—	925
Other non-interest expense	32,010	15,815	380	48,205	27,293	14,651	73	42,017
Total non-interest expense	32,010	16,778	380	49,168	27,293	15,576	73	42,942
Income (loss) before tax	28,493	1,930	(1,557)	28,866	20,521	3,003	(1,155)	22,369
Income tax expense (benefit)	3,809	504	(440)	3,873	5,747	1,152	(443)	6,456
Net income (loss)	$24,684	$1,426	$(1,117)	$24,993	$14,774	$1,851	$(712)	$15,913

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “EBITDA,” “adjusted EBITDA,” “total revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible common equity” is defined as common shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors to better understand and assess changes from period to period in common shareholders’ equity exclusive of changes in intangible assets. Intangible assets are created when we buy businesses which add relationships and revenue to our Company. Intangible assets have the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined as common shareholders’ equity reduced by intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.

“EBITDA” and “Adjusted EBITDA” are defined as net income before interest expense, income taxes, depreciation and amortization expenses, adjusted for acquisition related items. We use adjusted EBITDA particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings, excluding certain non-cash items and the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of debt securities. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense, excluding acquisition related items and intangible amortization expense, where applicable, divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	June 30,	March 31,	June 30,
(Dollars in thousands, except per share data)	2018	2018	2017
Tangible book value per common share:
Common shareholders' equity	$415,462	$401,789	$367,639
Less: intangible assets	68,867	64,897	66,283
Tangible common equity	$346,595	$336,892	$301,356
Common shares outstanding	28,947,883	28,976,214	28,665,726
Tangible book value per common share	$11.97	$11.63	$10.51

EXHIBIT 99

INVESTMENT MANAGEMENT SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Investment Management EBITDA:
Net income	$723	$702	$683	$1,426	$1,851
Interest expense	—	—	—	—	—
Income taxes expense	277	227	425	504	1,152
Depreciation expense	125	125	122	250	239
Intangible amortization expense	502	461	462	963	925
EBITDA	$1,627	$1,515	$1,692	3,143	4,167

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Total revenue:
Net interest income	$28,791	$26,262	$22,033	$55,053	$42,949
Total non-interest income	12,502	11,089	11,712	23,591	23,121
Less: net gain on the sale and call of investment securities	1	5	241	6	239
Total revenue	$41,292	$37,346	$33,504	78,638	65,831

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Bank total revenue:
Net interest income	$29,280	$26,801	$22,532	$56,081	$43,923
Total non-interest income	2,850	2,181	2,582	5,032	4,650
Less: net gain on the sale and call of investment securities	1	5	241	6	239
Bank total revenue	$32,129	$28,977	$24,873	61,107	48,334

Bank efficiency ratio:
Total non-interest expense (numerator)	$16,223	$15,786	$13,688	$32,010	$27,293
Total revenue (denominator)	$32,129	$28,977	$24,873	$61,107	$48,334
Bank efficiency ratio	50.49%	54.48%	55.03%	52.38%	56.47%